UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)

                        December 28, 2004


                    IMEDIA INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)

         Delaware                    000-50159              84-1424696
 (State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)             File Number)        Identification No.)


    1721 Twenty-First Street, Santa Monica, California           90293
       (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (310) 453-4499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement

iMedia International, Inc. (the "Company") entered into a Securities Purchase Agreement (a "Securities Purchase Agreement") with each of MicroCapital Fund Ltd. and MicroCapital Fund LP (collectively, the "Investors") on September 1, 2004 for the sale of an aggregate of (i) $1,000,000 in convertible bridge notes (the "Notes") and (ii) stock purchase warrants exercisable for 1,111,0000 shares of the Company's common stock (the "Warrants").
On September 1, 2004, the Investors purchased an aggregate of $1,000,000 in Notes and received Warrants to purchase an aggregate of 1,111,000 shares of the Company's common stock.

On December 28, 2004, the Company and the Investors entered into an Amendment No. 1 to the Convertible Bridge Notes and Warrants ("Amendment No. 1") to reflect changed conditions. Amendment No. 1 amends the Notes and the Warrants in several ways, including the following:

..   The maturity date of the Notes was extended from December 29, 2004 to
    April 29, 2005;

..   All interest due under the Notes must to be paid by the Company by
    December 29, 2004, and thereafter on a monthly basis;

..   Principal and interest under the Notes may now be prepaid without penalty;

..   The conversion price of the Notes for an optional conversion was changed from $0.60 per share to the lower of (i) $0.60 per share and (ii) the lowest price of any new equity capital raised by the Company prior to complete repayment of the Notes;

..   The conversion price of the Notes for a forced conversion was changed from
    $0.20 per share to the lower of (i) $0.15 per shares and (ii) 50% of the lowest price of any new equity capital raised by the Company;

..   The Company must allocate increasing percentages of any new capital raised over $500,000 to prepay principal and interest on the Notes;

..   The Investors may not effect a forced conversion of the Notes for forty-five (45) calendar days if the Company has repaid a minimum of 75% of all principal and interest due under the Notes by their maturity date;

..   The exercise price of the Warrants was changed from $0.90 per share to the lowest of (i) 150% of the lowest price of any new equity capital raised,
    (ii) the actual exercise price for any new warrants or options issued, or
    (iii) $0.70.

..   The Company will provide the Investors with a monthly accounting of all capital raised by the Company until the Notes have been repaid in full.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to our amendment of the terms of $1,000,000 million in Notes issued pursuant to a Securities Purchase Agreement between the Company and each Investor, which disclosure is incorporated herein by this reference.

Item 3.02  Unregistered Sales of Equity Securities

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to our amendment of the terms of $1,000,000 in Notes and Warrants to purchase an aggregate of 1,111,000 shares of the Company's common stock, issued pursuant to a Securities Purchase Agreement between the Company and each Investor, which disclosure is incorporated herein by this reference.

Each of the Investors in these equity and debt financing transactions represented to us that such Investor was an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, and that such Investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial Statements of business acquired.

     Not applicable.

(b)  Pro Forma Financial Information.

     Not applicable.

(c)  Exhibits.

     None.


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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 4, 2005                      IMEDIA INTERNATIONAL, INC.


                                     /s/ Frank Unruh
                                     ----------------------------------------
                                     Frank Unruh, Chief Financial Officer